                                    SCHEDULE  14a
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [  X  ]

Filed by a party other than the registrant  [     ]

Check the appropriate box:

[     ]  Preliminary proxy statement
[  X  ]  Definitive proxy statement
[     ]  Definitive additional materials
[     ]  Soliciting material pursuant to Rule 14a-11c or Rule 14a-12

                              UNAPIX ENTERTAINMENT, INC.
- --------------------------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)

Payment of Filing Fee  (Check the appropriate box):

[  X  ]  $125 per Exchange Act 0-11 (c)(1)(ii), 14a-6(i)(1), 14a-6 (i)(2) or
              Item 22 (2)(2) of Schedule 14A
[     ]  $500 per each party to the controversy pursuant to Exchange Act Rule
              14a-6 (i) (3)
[     ]  Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and
              0-11

(1) Title of each class of securities to which transaction applies:
________________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
________________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
________________________________________________________________________________

(5)  Total Fee paid:
________________________________________________________________________________

[     ]  Fee paid previously with preliminary materials.

[     ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11 (a) (2) and identify the filing fee for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount Previously paid:  ____________________

         (2)  Form schedule or registration statement no.:  _______

         (3)  Filing party:  _______________________________

         (4)  Date filed:  _____________________________

                              UNAPIX ENTERTAINMENT, INC.

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD SEPTEMBER 12, 1996


To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of Unapix Entertainment, Inc. (the "Company") to be held on September 12, 1996 at 10:00 a.m. at the Company's offices, 200 Madison Avenue, 24th Floor, New York, New York 10016, for the following purposes:

    1.   To elect three directors;

    2. To approve, adopt and ratify an amendment to the Company's 1993 Stock Option Plan; and

    3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

    Only stockholders of record at the close of business on August 5, 1996 will be entitled to notice of and to vote at the meeting.

    Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares may be represented at the meeting.

                        By Order of the Board of Directors


                        David S. Lawi
                        Secretary

New York, New York
August 9, 1996

                              UNAPIX ENTERTAINMENT, INC.
                                  200 MADISON AVENUE
                                  NEW YORK, NY 10016


                                    --------------

                                   PROXY STATEMENT

                                    --------------

    The accompanying proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on September 12, 1996 and at any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by notice, in writing, to the Secretary of the Company.

    The Board of Directors has fixed the close of business on August 5, 1996 as the record date for the meeting. On that date, the Company had outstanding 5,306,043 shares of common stock, $.01 par value ("Common Stock"), and 542,822 shares of Series A 8% Cumulative Convertible Preferred Stock ("Preferred Stock A"). Only stockholders of record of Common Stock and Preferred Stock A at the close of business on that date will be entitled to vote at the meeting or at any adjournment of the meeting. Each such stockholder will be entitled to one vote for each share of Common Stock or Preferred Stock A held and may vote in person or by proxy authorized in writing. Except as required by law, Common Stock and Preferred Stock A are required to vote as a single class on all matters submitted to stockholder vote. Holders of the Company's Common Stock and Preferred Stock A have no cumulative voting rights in the election of directors.

    The principal executive offices of the Company are located at 200 Madison Avenue, 24th Floor, New York, New York 10016.

    This Proxy Statement is being mailed to stockholders of the Company on or about August 9, 1996.

    Unless otherwise specified, all figures contained in this Proxy Statement have been adjusted to give effect to a 5% stock dividend payable on May 6, 1996 to stockholders of record of the Common Stock on April 22, 1996 (the Stock Dividend").

                                ELECTION OF DIRECTORS

    In 1993, the Company adopted a classified Board of Directors, which divided the directors into three classes. At each annual meeting, the successors to the class of directors whose term expires at that meeting are elected to serve a three-year term and until their successors are elected and qualified. Accordingly, the directors whose terms expire in 1996 are nominees for re-election at the 1996 Annual Meeting of Stockholders to serve until the 1999 Annual Meeting of Stockholders, or until their successors are duly elected. The nominees named by the Board of Directors to serve until the 1999 Annual Meeting of Stockholders are Messrs. Herbert M. Pearlman, David S. Lawi and Martin D. Payson, who are currently directors of the Company.

    The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the three nominees named by the Board of Directors of the Company and listed below. If, by reason of death or other unexpected occurrence, one or more of these nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.

    The nominees and directors are presented below by class.

                                            DIRECTORS OF        TERMS AS
                                            -----------         --------
                                            THE COMPANY         DIRECTORS
                                            -----------         ---------
NAME                         AGE            SINCE               EXPIRES IN
- ----                         ---            -----               ----------

NOMINEES FOR DIRECTOR
Herbert M. Pearlman          63             1990                1996
David S. Lawi                61             1990                1996
Martin D. Payson*            60             1996                1996

OTHER DIRECTORS
Lawrence Bishop              51             1993                1997
Walter M. Craig, Jr.         42             1993                1997
David M. Fox                 48             1992                1998
Scott Hanock                 38             1990                1998
Robert Baruc                 45             1995                1998
______________________________________________________
*Mr. Payson became a director of the Company on June 25, 1996.

PRINCIPAL OCCUPATION OVER THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS OF DIRECTORS.

HERBERT M. PEARLMAN. Mr. Pearlman has been the Company's Chairman of the Board of Directors since July 1990. Mr. Pearlman was a co-founder of Telepictures Corporation ("Telepictures"), a public company which, during Mr. Pearlman's tenure, was engaged in marketing and distributing theatrical films and television programs and which is now part of Time Warner Inc. From 1978 until February 1986, Mr. Pearlman served in various senior level capacities with Telepictures including as Chairman of the Board, Chairman of the Executive Committee and as a Director. He is a co-founder of Seitel, Inc. ("Seitel"), a New York Stock Exchange listed company engaged in the development and marketing of a proprietary seismic data library to the oil and gas industry and has been its Chairman of the Board since 1987. In addition, Mr. Pearlman is an officer and a director of the following public companies: InterSystems, Inc. ("InterSystems"), an American Stock Exchange listed company, which is engaged in providing custom compounding services for resin producers and the design, manufacture, sale and leasing of equipment for sampling, conveying, elevating, weighing and cleaning a wide variety of products; Helm Resources, Inc. ("Helm"), an American Stock Exchange listed company, which initiates, develops, acquires and oversees the management of various business enterprises, including companies in the fields of thermoplastic resins and agricultural and industrial products; Cliff Engle, Ltd., a company which markets licensed apparel ("Cliff Engle"); ABC Dispensing Technologies, Inc., a company that designs and manufactures dispensing equipment; and Teletrak Advanced Technology Systems, Inc., which had been engaged in the development and marketing of propriety software ('Teletrak").

DAVID S. LAWI. Mr. Lawi has been a Director of the Company since June 1990. He has been the Company's Treasurer and Secretary since January 1993 and Chairman of the Company's Executive Committee since December 1993. Mr. Lawi was a Director and Chairman of the Finance Committee of TelePictures from May 1979 until February 1986. He is a director of Seitel and has been the Chairman of its Executive Committee since March 1987. In addition, Mr. Lawi is an officer and a director of the following public companies: InterSystems; Helm; Cliff Engle; and Teletrak.

MARTIN D. PAYSON. Martin D. Payson has been a Director of the Company since June 1996. From January 1990, when Time Inc. merged with Warner Communications, Inc. ("Warner"), until December 1992, Mr. Payson was Vice Chairman of the Board of Time Warner Inc. Prior to 1990 Mr. Payson held the position of office of the President and General Counsel of Warner. He is currently a director of a number of corporations, including the following which are publicly held: Renaissance Communications Corp. (a New York Stock Exchange listed company); and Meridian Sports Incorporated (a NASDAQ traded company). Mr. Payson is also actively involved in a number of philanthropic organizations including holding the following positions: Chairman of Maimonides Medical Center; a Trustee of Howard University; a Director of The Jewish Theological Seminary; a Trustee of New York University and NYU Law Center Foundation; Vice Chairman, Board of Administrators of Tulane University; Director of the Jewish Museum of New York City; and a Director of the NAACP Legal Defense and Educational Fund.

LAWRENCE BISHOP. Mr. Bishop was elected a Director of the Company in November 1993. Mr. Bishop has been an Executive Vice President of Gray, Seifert & Co., Inc., an investment banking firm, since 1987, and currently is a Director of Synergistics, Inc.

WALTER M. CRAIG, JR. Mr. Craig was elected a Director of the Company in April 1993. He has been the President of The Mezzanine Financial Fund, L.P. ("Mezzanine "), an asset-based lender, since January 1991. Mezzanine provides senior and subordinated debt financing to small and middle market enterprises. He has been President of Professional Financial Services, Inc., a company that factors accounts receivable, since February 1993. Since August 1992, Mr. Craig has served as Executive Vice President and Chief Operating Officer of Helm. Since September 1991, Mr. Craig has been President, Chief Executive Officer and a Director of Cliff Engle.

Since 1987, he has been a Director of Seitel. Since 1993 he has been a director of Helm and InterSystems.

DAVID M. FOX. Mr. Fox has been the Company's President, Chief Executive Officer and a Director since March 1992. From June 1991 until joining the Company, he was the Chief Executive Officer of David Fox and Associates, a company which he founded and which provided international programming consulting services and acted as United States sales agent for producers worldwide. From 1981 until June 1991, Mr. Fox served as Chief Executive Officer and head of Domestic Syndication and Cable Television for Fox\Lorber Associates, Inc. ("Fox\Lorber"), a corporation which he co-founded and which engaged in the worldwide distribution of feature films, home video and television programs. From March 1990 to June 1991, Mr. Fox also served as a director of GAGA Communications, a Japanese company engaged in home video and theatrical distribution. Prior to founding Fox\Lorber, Mr. Fox was Eastern and Midwest Sales Manager for D.L. Taffner Ltd., syndicator of, among other things, "Three's Company" and "The Benny Hill Show."

SCOTT HANOCK. Mr. Hanock has been Managing Director of International Sales and Marketing of the Company since 1986. He has been Director of the Company since 1990. From 1983 to 1986, Mr. Hanock was Director of Sales and Marketing for Tatum Communications, Inc., a company which markets sports and documentary programming for television.

ROBERT BARUC. Mr. Baruc, has been Director of the Company since November 1995. He has been an Executive Vice President of the Company since April 1994. He has been President and Chief Executive Officer of A Pix Entertainment, Inc. ("A Pix") since August 1993. From December 1992 to August 1993, Mr. Baruc was President of Triboro Entertainment Group, a company engaged principally in home video distribution. From January 1991 to December 1992, Mr. Baruc primarily acted as a film and marketing consultant. Mr. Baruc was President of Academy Entertainment, a home video distribution company, from June 1986 to January 1991.

COMMITTEES AND ATTENDANCE

    During 1995, the Company's Board of Directors held three full meetings. Except for Mr. Hanock, each of the Company's incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served. The Board of Directors has an Executive Committee, a Compensation Committee, an Audit Committee and a Stock Option Committee. The Board of Directors does not currently have a Nominating Committee. None of the committees met separately from the entire Board during 1995. The Executive Committee is comprised of Messrs. Lawi, Craig and Fox. The function of the Executive Committee is to act on an interim basis for the full Board. During 1995, the Compensation Committee consisted of Messrs. Craig and Werblin. The function of the Compensation Committee is to advise management on the compensation of the Company's executive officers. The Stock Option Committee during 1995 consisted of Messrs. Bishop and Werblin. The function of the Stock Option Committee is to administer the Company's 1993 Stock Option Plan described below under "Amendment to the Company's 1993 Stock Option

Plan." During 1995, the Audit Committee consisted of Messrs. Craig and Werblin. The functions of the Audit Committee are to select the independent accountants of the Company, to review with them the Company's financial statements, to review the Company's financial systems and controls and to oversee other matters relating to the integrity of the Company's finances and financial statements as the Committee may consider appropriate. Mr. Werblin resigned as a director of the Company on July 1, 1996.

                               OTHER EXECUTIVE OFFICERS

    Other than Messrs. Pearlman, Fox, Lawi, Baruc and Hanock, who are also directors, or nominees to be directors, of the Company and for whom biographical information is provided above, the names of the executive officers of the Company together with certain biographical information for each of them is set forth below:

NAME                         AGE                 POSITION
- ----                         ---                 --------

Daniel T. Murphy             57                  Chief Financial Officer

Michael R. Epps              38                  General Counsel

Steven P. Low                36                  Chief Accounting Officer

DANIEL T. MURPHY. Mr. Murphy has been Chief Financial Officer of the Company since September 1995. He has been an Executive Vice President and Chief Financial Officer of InterSystems since July 1985. He has been a director of InterSystems since 1986. Since May 1984, he has been a Vice President and the Chief Financial Officer of Helm. In 1988, he was elected a director of Teletrak.

MICHAEL R. EPPS. Mr. Epps has been the General Counsel of the Company since September 1995. He is a Vice President of Helm and from July 1992 until July 1995, he was General Counsel of Helm. He was Associate General Counsel of Helm from September 1990 until July 1992. Prior to joining Helm, Mr. Epps was engaged in the private practice of law.

STEVEN P. LOW. Mr. Low has been the principal accounting officer of the Company since May 1993. Prior to that time, and since September 1982, he was employed by the national accounting firm of Ernst & Young, most recently as a senior manager.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                    AND MANAGEMENT

The following table sets forth, as August 1, 1996, information regarding the stock holdings of each person known to the Company to own beneficially more than 5% of any class of outstanding voting securities of the Company.

   Title                                         Amount and Nature   Percent
    of              Name and Address of            of Beneficial       of
   Class             Beneficial Owner              Ownership (1)      Class
   -----            ------------------           -----------------   -------
- --------------------------------------------------------------------------------
Common Stock     Herbert M. Pearlman               1,071,592 (2)       18.5%
                 c/o Unapix Entertainment, Inc.
                 537 Steamboat Road
                 Greenwich, CT  06830
- --------------------------------------------------------------------------------
Common Stock     Legg Mason, Inc.                   858,272  (3)       13.9%
                 c/o Gray, Seifert & Co., Inc.
                 380 Madison Avenue
                 New York, NY  10017
- --------------------------------------------------------------------------------
Common Stock     David S. Lawi                      405,983 (4)        7.4%
                 c/o Unapix Entertainment, Inc.
                 537 Steamboat Road
                 Greenwich, CT  06830
- --------------------------------------------------------------------------------
Common Stock     AIM Overseas N.V.                  315,000            5.9%
                 Luxembourg Information Systems
                 31, BD Prince Felix
                 L-1513 Luxembourg
- --------------------------------------------------------------------------------
Common Stock     David M. Fox                       402,404 (5)        7.2%
                 c/o Unapix Entertainment, Inc.
                 200 Madison Avenue
                 New York, NY  10016
- --------------------------------------------------------------------------------
Common Stock     Strategic Growth                   400,000(6)         7.0%
                 International, Inc.
                 111 Great Neck Road
                 Suite 606
                 Great Neck,  NY 11021-5402
- --------------------------------------------------------------------------------

   Title                                         Amount and Nature   Percent
    of              Name and Address of            of Beneficial       of
   Class             Beneficial Owner              Ownership (1)      Class
   -----            ------------------           -----------------   -------
- --------------------------------------------------------------------------------
Common Stock     Robert Baruc                       339,999(7)         6.1%
                 c/o Unapix Entertainment, Inc.
                 200 Madison Avenue
                 New York, NY 10016
- --------------------------------------------------------------------------------
Preferred Stock* Legg Mason, Inc.                   104,995 (8)        19.2%
                 c/o Gray, Seifert & Co., Inc.
                 380 Madison Avenue
                 New York, NY  10017
- --------------------------------------------------------------------------------
Preferred Stock* Herbert M. Pearlman                 79,999 (9)        13.8%
                 c/o Unapix Entertainment, Inc.
                 537 Steamboat Road
                 Greenwich, CT  06830
- --------------------------------------------------------------------------------
Preferred Stock* Tradewind Fund                       50,000           9.2%
                 c/o Harbor Capital Management
                 2701 Summer Street
                 Suite 200
                 Stanford, CT
- --------------------------------------------------------------------------------
Preferred Stock* Martin & Velia Bramante              38,334           7.0%
                 45 Peninsula Road
                 Belvedere, CA  94920
- --------------------------------------------------------------------------------
Preferred Stock* David S. Lawi                      34,166 (10)        6.1%
                 c/o Unapix Entertainment, Inc.
                 537 Steamboat Road
                 Greenwich, CT  06830
- --------------------------------------------------------------------------------
Preferred Stock* Information Age Partners L.P.
                 18 Sidney Lanier Lane
                 Greenwich, CT  06831                 33,333           6.1%
- --------------------------------------------------------------------------------
- --------------------------
* Shares set forth are shares of the Company's Series A 8% Cumulative Convertible Preferred Stock ("Preferred Stock A"). Each share is convertible into 1.05 shares of Common Stock. Holders of Preferred Stock A, voting together with holders of Common Stock and not as a separate class, are entitled to one vote with respect to each share of Preferred Stock A.
    Each share of Preferred Stock A has a liquidation preference of $3.00 plus accumulated and unpaid dividends and is entitled to semi-annual dividends of $.12.

    (1) Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

    (2) Includes the following shares of Common Stock: 47,248 shares that are issuable upon conversion of Preferred Stock A; 97,999 shares that are issuable upon exercise of Class B redeemable common stock purchase warrants ("Class B Warrants"), each having an exercise price of $4.28 per share and expiring on June 22, 1998; 148,051 shares that are issuable upon exercise of options having an exercise price of $2.86 per share and that expire in December 2003 ("Earnings Options"); 76,999 shares issuable upon exercise of warrants having an exercise price of $19.05 per share and that expire in December 2000 (a "$19.05 Warrant"); 76,999 shares issuable upon exercise of warrants having an exercise price of $28.57 per share and that also expire in December 2000 (a "$28.57 Warrant"); and 36,750 shares which are issuable upon exercise of options to purchase Preferred Stock A ("Preferred Stock Options") and the subsequent conversion of such shares of Preferred Stock A. The Preferred Stock Options have an exercise price of $3.00 per share of Preferred Stock A and expire in January 1999.

    (3) Legg Mason, Inc. is a parent holding company of Gray, Seifert & Co., Inc. ("Gray Seifert"). All such shares are owned by customers of Gray Seifert, however, through agreements with such customers, Gray Seifert has discretionary power to vote and dispose of all such shares. The figure includes the following shares of Common Stock:
           21,000 shares of Common Stock issuable upon exercise of Class B Warrants; 104,995 shares of Common Stock issuable upon conversion of Preferred Stock A; and 410,054 shares of Common Stock issuable upon exercise of warrants, each of which is exercisable into a share of Common Stock at a price of $3.70 per share and expires on December 31, 2001; 222,222 shares of Common Stock issuable upon conversion of 10% Convertible Subordinated Notes due June 30, 2003 having a conversion price of $4.50 per share; and 100,000 shares of Common Stock issuable upon exercise of warrants, each of which is exercisable into a share of Common Stock at a price of $6.00 per share and expires on June 30, 2003.

    (4) Includes the following shares of Common Stock: 17,499 shares that are issuable upon conversion of Preferred Stock A; 41,125 shares that are issuable upon exercise of Class B Warrants; 74,026 shares that are issuable upon exercise of Earnings Options; 12,250 shares that are issuable upon exercise of $19.05 Warrants; 12,250 shares that are issuable upon exercise of $28.57 Warrants; and

           18,375 shares that are issuable upon exercise of Preferred Stock Options and the subsequent conversion of shares of Preferred Stock A underlying such options.

    (5) Includes the following shares of Common Stock: 95,537 shares issuable upon exercise of options having an exercise price of $1.10 per share and expiring six months after the end of Mr. Fox's employment term; 26,250 shares that are issuable upon exercise of Class B Warrants; 111,037 shares issuable upon exercise of Earnings Options; 24,937 shares that are issuable upon exercise of $19.05 Warrants; 24,937 shares that are issuable upon exercise of $28.57 Warrants; and 17,499 shares issuable upon conversion of Preferred Stock A. Also includes the following as to which Mr. Fox disclaims beneficial ownership: 10,237 shares owned by Mr. Fox's wife; 1,312 shares that are issuable upon exercise of $19.05 Warrants and 1,312 shares that are issuable upon exercise of $28.57 Warrants that are also owned Mr. Fox's wife; and 15,750 shares owned by Mr. Fox's wife as trustee for his children.

    (6) Consists of the following: (i) 300,000 shares that are issuable upon exercise of options having an exercise price of $3.875 per
           share and expiring in June 2001; and   (ii) 100,000 shares that are
           issuable upon exercise of options also having an exercise price of $3.875 per share, but which will expire in June 1997 unless all of the Class B Warrants have been exercised prior to that time, in which case the 100,000 options will expire in June 2001.

    (7) Includes the following shares of Common Stock: 8,749 shares issuable upon conversion of Preferred Stock A; 52,500 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring August 2003; 200,000 shares issuable upon the merger of A Pix with and into the Company, which the Company expects to complete in the next 60 days; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

    (8) Consists of shares of Preferred Stock A that are owned by customers of Gray Seifert; however, through agreements with such customers, Gray Seifert has discretionary power to vote and dispose of all such shares. Legg Mason, Inc. is a parent holding company of Gray, Seifert & Co., Inc.

    (9) Includes 35,000 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

    (10 ) Includes 17,500 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

                           SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of August 1, 1996, information concerning the beneficial ownership of each class of equity securities by each director, nominee, Named Executive Officer (as defined in "Executive Compensation"), and by all executive officers and directors as a group.


                        SHARES AND PERCENT OF COMMON STOCK OR
                      PREFERRED STOCK A - OWNED BENEFICIALLY AS
                                OF AUGUST 1, 1996 (1)
                  -------------------------------------------------

Name                                   Common Stock        Percent     Preferred      Percent
                                                           of Class    Stock (2)      of Class
- -------------------------------------------------------------------------------------------------
Herbert M. Pearlman                    1,071,592  (3)      18.5%        79,999  (4)   13.8%
- -------------------------------------------------------------------------------------------------
David S. Lawi                            405,983  (5)       7.4%        34,166  (6)    6.1%
- -------------------------------------------------------------------------------------------------
David M. Fox                             402,404  (7)       7.2%        16,666         3.1%
- -------------------------------------------------------------------------------------------------
Scott Hanock                             223,974  (8)       4.1%         8,333         1.3%
- -------------------------------------------------------------------------------------------------
Walter M. Craig, Jr.                      63,222  (9)       1.2%           ---         ---
- -------------------------------------------------------------------------------------------------
Lawrence Bishop                          110,250 (10)       2.1%           ---         ---
- -------------------------------------------------------------------------------------------------
Robert Baruc                             339,999 (11)       6.1%         8,333         1.5%
- -------------------------------------------------------------------------------------------------
Martin D. Payson                          97,221 (12)       1.8%           ---         ---
- -------------------------------------------------------------------------------------------------
All directors and executive            2,899,865 (13)      41.1%       159,496 (14)    ---
officers as a group (11 persons)
- -------------------------------------------------------------------------------------------------
- -----------------------------

*  Less than 1%

    (1) Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

    (2) Shares set forth are shares of the Company's Series A 8% Cumulative Convertible Preferred Stock ("Preferred Stock A"). Each share is convertible into 1.05 shares of Common Stock. Holders of Preferred Stock A, voting together with holders of Common Stock and not as a separate class, are entitled to one vote with respect to each share of Preferred Stock A. Each share of Preferred Stock A has a liquidation preference of $3.00 plus accumulated and unpaid dividends and is entitled to semi-annual dividends of $.12.

    (3) Includes the following shares of Common Stock: 47,248 shares that are issuable upon conversion of Preferred Stock A; 97,999 shares that are issuable upon exercise of Class B Warrants; 148,051 shares that are issuable upon exercise of Earnings Options; 76,999 shares that are issuable upon exercise of $19.05 Warrants; 76,999 shares that are issuable upon exercise of $28.57 Warrants; and 36,750 shares which are issuable upon exercise of Preferred Stock Options and the subsequent conversion of the underlying shares of Preferred Stock A.

    (4) Includes 35,000 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

    (5) Includes the following shares of Common Stock: 17,499 shares that are issuable upon conversion of Preferred Stock A; 41,125 shares that are issuable upon exercise of Class B Warrants; 74,026 shares that are issuable upon exercise of Earnings Options; 12,250 shares that are issuable upon exercise of $19.05 Warrants; 12,250 shares that are issuable upon exercise of $28.57 Warrants; and 18,375 shares that are issuable upon exercise of stock options.

    (6) Includes 17,500 shares of Preferred Stock A which are issuable upon exercise of Preferred Stock Options.

    (7) Includes the following shares of Common Stock: 95,537 shares issuable upon exercise of options having an exercise price of $1.10 per share and expiring six months after the end of Mr. Fox's employment term; 26,250 shares that are issuable upon exercise of Class B Warrants; 111,037 shares issuable upon exercise of Earnings Options; 24,937 shares that are issuable upon exercise of $19.05 Warrants; 24,937 shares that are issuable upon exercise of $28.57 Warrants; and 17,499 shares issuable upon conversion of Preferred Stock A. Also includes the following as to which Mr. Fox disclaims beneficial ownership: 10,237 shares owned by Mr. Fox's wife; 1,312 shares that are issuable upon exercise of $19.05 Warrants and 1,312 shares that are issuable upon exercise of $28.57 Warrants that are also owned Mr. Fox's wife; and 15,750 shares owned by Mr. Fox's wife as trustee for his children.

    (8) Includes the following shares of Common Stock: 25,821 shares issuable upon exercise of options having an exercise price of $1.29 per share and expiring in May 1997; 2,892 shares issuable upon exercise of options having an exercise price of $1.66 per share and expiring in May 1997; 826 shares issuable upon exercise of options having an exercise price of $1.21 per share and expiring in May 1997; 8,749 shares issuable upon conversion of Preferred Stock A; 49,350 shares issuable upon exercise of Earnings Options; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

    (9) Includes 19,740 shares of Common Stock issuable upon exercise of Earnings Options; 10,500 shares that are issuable upon exercise of $19.05 Warrants; and 10,500 shares that are issuable upon exercise of $28.57 Warrants.

    (10) Includes 31,500 shares of Common Stock owned by a partnership of which Mr. Bishop is a general partner; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

    (11) Includes the following shares of Common Stock: 8,749 shares issuable upon conversion of Preferred Stock A; 52,500 shares issuable upon exercise of options having an exercise price of $2.86 per share and expiring August 2003; 200,000 shares issuable upon the merger of A Pix with and into the Company, which the Company expects to complete in the next 60 days; 26,250 shares that are issuable upon exercise of $19.05 Warrants; and 26,250 shares that are issuable upon exercise of $28.57 Warrants.

    (12) Consists of 55,555 shares issuable upon conversion of a $250,000 note due on June 30, 2003; 25,000 shares issuable upon exercise of warrants, having an exercise price of $6.00 per share, and expiring on June 30, 2003; and 16,666 shares issuable upon exercise of options, having an exercise price of $4.00 per share, and expiring on June 5, 2006.

    (13)   Includes all shares described in footnotes (3), (5), (7), (8), (9),
           (10), (11) and (12) above as well as the following shares of Common
           Stock: 12,598 shares issuable upon conversion of shares of Preferred Stock A; 54,077 shares issuable upon exercise of options having an exercise price of $2.86 per share; 1,050 shares that are issuable upon exercise of options having an exercise price of $5.00 per share; and 1,575 shares that are issuable upon exercise of Class B Warrants.

    (14)   Includes all shares described in footnotes (4) and (6) above.

SECTION 16 COMPLIANCE

    Based upon a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during, and with respect to its most recent fiscal year, and written representations furnished to the Company, it appears that all such reports required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, were filed on a timely basis.

                                EXECUTIVE COMPENSATION


    Set forth below is certain information with respect to cash and noncash compensation awarded, paid or accrued by the Company to its Chief Executive Officer and each other person who was an executive officer whose salary and bonus exceeded $100,000 during 1995 (collectively, the "Named Executive Officers").

                              SUMMARY COMPENSATION TABLE

                           Annual Compensation         Long-Term Compensation
Name                       ---------------------------------------------------------
and Principal              Salary      Bonus       Shares of         All Other
Position           Year                            Common            Compensation
                                                   Stock
                                                   Underlying
                                                   Options
- -------------------------------------------------------------------------------------
David M. Fox       1995    $173,954    $ 21,697       ---                ---
- -------------------------------------------------------------------------------------
  President, CEO   1994     168,071       ---         ---                ---
- -------------------------------------------------------------------------------------
                   1993     162,696       ---        253,274             ---
- -------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------
Scott Hanock       1995     145,200      30,437       ---            $10,000(1)
- -------------------------------------------------------------------------------------
  Managing
  Director         1994     117,810       7,500       ---            $ 6,180(1)
- -------------------------------------------------------------------------------------
                   1993     108,000       ---        100,000             ---
- -------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------
Robert Baruc       1995     149,040      24,000       ---                ---
- -------------------------------------------------------------------------------------
 Executive Vice
 President         1994     144,000      24,000       ---                ---
- -------------------------------------------------------------------------------------

(1) Pursuant to Mr. Hanock's employment agreement the amount set forth has been deposited into a Rabbi Trust account for Mr. Hanock's benefit. The amount is payable to Mr. Hanock (or his beneficiary) out of such trust over a five-year period commencing on the earlier of his death or upon his reaching the age of 65 years. The amounts deposited were calculated based upon pre-tax profits for 1994 and 1995.

                      AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth aggregated option exercises in the last year, the number of unexercised options and fiscal year-end values of in-the-money options for the Named Executive Officers.

                                                 Number of Unexer-             Value of Unexercised
                                                 cised Options at              In-the Money Options at
                   Number of                     Fiscal Year-End               Fiscal Year-End (1)
                   Shares                        ---------------               -------------------
                   Acquired                      --------------------------------------------------------
                   on             Value                         Unexer-                       Unexer-
Name               Exercise       Realized       Exercisable    cisable        Exercisable    cisable
- ----               --------       --------       -----------    -------        -----------    -------
- ----------------------------------------------------------------------------------------------------------
David M. Fox         ---            ---          206,574 (2)    125,212        $660,173       $298,125
- ----------------------------------------------------------------------------------------------------------
Scott Hanock         ---            ---           78,890 (2)      55,650       $233,245       $132,500
- ----------------------------------------------------------------------------------------------------------
Robert Baruc         ---            ---           52,500                       $125,000       $   0
- ----------------------------------------------------------------------------------------------------------



    (1) Represents the difference between $5.225, the closing price of the Company's Common Stock on December 29, 1995 (the last trading day of
           1995) as reported by the American Stock Exchange, and the exercise price of the option, multiplied by the number of options for each respective person named.

    (2) 111,037 of the options reflected as exercisable by Mr. Fox and 49,350 of the options reflected as exercisable by Mr. Hanock are options, having an exercise price of $2.86 per share, that originally were not exercisable until June 2003. However, pursuant to their original terms, the options would become exercisable at an earlier date upon the Company's attaining certain levels of earnings before taxes ("EBT") during 1994, 1995 and 1996. In accordance with their original terms, (i) if the Company had EBT of at least $650,000 for 1994, then one-third of each holder's options would become exercisable, (ii) if the Company has EBT for 1995 of at least $1,350,000, then an additional one-third of each holder's options becomes exercisable; and if the Company's EBT for 1996 exceeds $2,000,000 then the final one-third of each holder's options becomes exercisable. The options to become exercisable following a particular benchmark year become exercisable on a pro-rata basis if at least 50% of the earnings have been attained. The EBT benchmark is cumulative through 1996 if the Company does not achieve any of the prior years' goals. EBT for 1994 and 1995 was $309,000 and $950,000, respectively. The Company, in 1995, authorized a certain adjustment to the formula to determine the number of such options that would become exercisable based upon 1994 financial results.
           The adjustment took into account
           the start-up costs of A Pix that were expended in their entirety during 1994. As a result of this adjustment, approximately 71% of the total number of options that could have become immediately exercisable, pursuant to the options' original terms, if EBT for 1994 had been at least $650,000, did become so exercisable.

COMPENSATION OF DIRECTORS

    The Company reimburses travel and other expenses incurred by its directors in connection with attending Board of Director's meetings. Mr. Payson, who became a director of the Company in June 1996, has been granted options to purchase 50,000 shares of Common Stock in connection with his serving as a director. The options expire on June 5, 2006 and have an exercise price of $4.00 per share, which was the market value of the Company's Common Stock on that date. Options to purchase 16,666 shares are currently exercisable. Options to purchase 16,667 shares will become exercisable on each of June 6, 1997 and June 6, 1998, subject to Mr. Payson's continuing to serve as a director. Other than Mr. Payson, directors have not been compensated for services they render in their capacity as directors.

                                EMPLOYMENT AGREEMENTS

EMPLOYMENT CONTRACTS WITH NAMED EXECUTIVE OFFICERS

    David Fox is employed under an agreement expiring December 31, 2000, pursuant to which he has been and shall be paid an annual salary of $174,000, $200,000, $225,000 and $250,000 for 1995, 1996, 1997 and 1998, respectively, with a further increase in 1999 and 2000 based on the consumer price index. Mr. Fox is also entitled to receive an annual bonus equal to three percent of the Company's pre-tax profits in excess of $650,000 for 1996, four percent of pre-tax profits in excess of $650,000 for 1997, and four percent of pre-tax profits for each subsequent year of the agreement. For 1995 and 1996, the Company has agreed to pay Mr. Fox an additional bonus (the "Sales Bonus") equal to 1% of all of the Company's sales (on a consolidated basis) exceeding $20,000,000 in 1995 and $25,000,000 in 1996, so long as the Company's pre-tax profits are at least equal to 5% of its sales. If pre-tax profit is less than 5% of sales for the year, then Mr. Fox will be entitled to a bonus that is proportionately reduced to the extent pre-tax profit is under the 5% threshold but still exceeds 2.5% of the Company's sales. Mr. Fox will not receive any such bonus if pre-tax profit is not at least 2.5% of the Company's sales for the year. In no event will the Sales Bonus exceed $100,000 for either year. For 1996 and 1997, Mr. Fox is to receive a minimum annual bonus (whether or not required by the various bonus formulae) of $25,000. Mr. Fox has received an advance against the Sale Bonus and other bonus amounts which may be earned under the agreement of $25,000. During 1996, Mr. Fox will also receive $600 a month to defray operating expenses of a second office.

    Scott Hanock is employed under a contract expiring December 31, 2000, under which Mr. Hanock has been and shall be paid an annual salary of $143,000, $160,000, $175,000, $190,000 and $200,000 for 1995, 1996, 1997, 1998 and 1999
respectively, with a further increase in 2000 based on the consumer price index. Mr. Hanock is also entitled to receive an annual bonus equal to two percent of the Company's annual pre-tax profits in excess of $650,000. For 1995 and 1996, the Company has agreed to pay Mr. Hanock an additional bonus equal to 1% of the amount by which Unapix International Division's ("UID") sales for such year exceeds $3,000,000 and the 1995 sales amount, respectively. Additionally, for 1996 Mr. Hanock will receive a bonus equal to one-half percent of all Company sales in the United States of products sold or acquired as a result of the efforts of a UID employee. Under the terms of Mr. Hanock's employment agreement, the Company will deposit to a Rabbi Trust account ("Trust"), the beneficiary of which is Mr. Hanock, an annual payment equivalent to 2% of the Company's first $500,000 in pre-tax profits, with such amounts to be payable to Mr. Hanock (or his beneficiary) out of the Trust over a five-year period commencing on the earlier of his death or upon his reaching the age of 65 years.

    Robert Baruc, an Executive Vice President of the Company and the President and Chief Executive Officer of A Pix, is currently employed under an agreement having a term expiring on December 31, 2000, which is automatically renewed for successive four-year periods unless the Company or Mr. Baruc elects to terminate. Under his Agreement, Mr. Baruc is entitled to receive a base salary that is currently $195,000 per year, and which will increase to $220,000 and $245,000 per year for 1997 and 1998, respectively, with a further increase in 1999 and 2000 based on the consumer price index Mr. Baruc is also entitled to receive an annual bonus equal to 2.25% of the Company's pre-tax profits in excess of $650,000 for 1996, 3% of pre-tax profits in excess of $650,000 for 1997, and 3% of pre-tax profits for each subsequent year of the agreement. For each fiscal year during his employment term that A Pix's sales for such year have increased by more than 25% of its sales for the immediately preceding year, Mr. Baruc is entitled to receive a bonus equal to 1% of such excess, so long as the Company's pre-tax profits are at least equal to 5% of its sales. If the Company's pre-tax profit is less than 5% of its sales for the year, then Mr. Baruc shall be entitled to a bonus that is proportionately reduced to the extent pre-tax profit is under the 5% threshold but still exceeds 2.5% of the Company's sales. Mr. Baruc will not receive any such bonus if the Company's pre-tax profit is not at least 2.5% of its sales for the year. In no event will such sales bonus exceed $100,000 with respect to any particular year. Pursuant to his employment agreement, Mr. Baruc received 52,500 employee common stock purchase options, exercisable at $2.86 per share, all of which have vested. In addition, pursuant to his employment agreement Mr. Baruc was issued 9.5% of the outstanding capital stock of A Pix.

OTHER EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    The Company also has entered into five-year employment agreements, effective as of June 23, 1993, with Herbert Pearlman and David Lawi, who will be required to devote such amount of time as they, in their discretion, deem necessary for the performance of their duties. Mr. Pearlman's employment agreement provides for an annual salary equal to five percent of the Company's annual earnings before taxes ("EBT"). Mr. Pearlman will receive additional salary equal to $25,000, $50,000, $75,000 and $100,000 after the Company's EBT has exceeded $650,000, $1,350,000, $1,750,000 and $2,000,000 respectively. Mr.
Lawi's employment agreement provides for an annual salary equal to two and one-half percent of EBT. Mr. Lawi will receive additional salary equal to $12,500, $25,000, $37,500 and $50,000 after the Company's EBT has exceeded $650,000, $1,350,000 $1,750,000 and $2,000,000 respectively. Each employment agreement provides for severance payments of two years of annual salary (payable over two years) if the Contract is not renewed at the end of its term.

    In January 1994, the Company granted options to purchase the Company's Preferred Stock A to Messrs. Pearlman and Lawi. These options are exercisable at $3.00 per share of Preferred Stock A, vest immediately and expire five years from the date of issuance. Mr. Pearlman was granted 35,000 of such options and Mr. Lawi was granted 17,500 of such options. The Board also granted Messrs. Pearlman and Lawi 35,000 and 17,500 Class B redeemable common stock purchase warrants, respectively.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In December 1993 and January 1994 the Company agreed to develop a joint venture for the purpose of funding the acquisition by A Pix of the distribution rights to independently produced films. The initial investors were Messrs. Pearlman and Lawi and investors who are customers of Gray, Seifert & Co., Inc. ("Gray Seifert"), an investment advisory firm of which Mr. Bishop, a director of the Company, is an Executive Vice President. Messrs. Pearlman and Lawi invested $100,000 and $50,000, respectively, and customers of Gray Seifert invested an aggregate of $200,000. The funds were invested under an arrangement providing for: (i) the venture's having a term of three years; (ii) the venture's recoupment of 110% of its investment in any one film from the first dollars of gross receipts; (iii) the venture's receipt of up to 20% of the net profits of each film in which it invests; (iv) roll-over of the venture's receipts into other films; and (v) any shortfall of investment in a film to be paid in shares of Common Stock of the Company issued at market or, if market is less than $2.85 a share, at the lower of $2.85 or 125% of market. The initial investments were fully utilized to acquire film distribution rights. Each investor is entitled to receive 1,050 Class B Warrants for every $10,000 invested. Consequently, Messrs. Pearlman and Lawi have received 10,500 and 5,250 Class B Warrants, respectively, in connection with their investments. Customers of Gray Seifert are entitled to receive an aggregate of 21,000 Class B Warrants with respect to their investment.

    From January through May 1994, the Company privately placed 735,820 shares of Preferred Stock A for approximately $2,207,000, at a price of $3.00 per share. Messrs. Pearlman, Lawi, Fox, Werblin, Hanock and Baruc (all of whom are executive officers or directors of the Company), purchased 44,999, 16,666, 16,666, 16,666, 8,333 and 8,333 shares of Preferred Stock A, respectively, in the private placement. Messrs. Fox, Hanock and Baruc acquired their shares by delivering promissory notes providing for annual payments of principal, maturing in five years and bearing interest at 9% per annum. The notes are secured by a pledge of the purchased shares. Mr. Pearlman paid approximately $75,000 in cash of the $134,997 purchase price for his shares and approximately $60,000 by set-off against indebtedness of the Company owed to him with respect to prior loans extended (during 1992 and 1993) to the Company. Messrs Lawi and Werblin paid cash for their shares. In addition, investors who are customers of Gray Seifert purchased an aggregate of approximately 100,000 shares of Preferred Stock A in such private placement.

    In August 1994, the Company obtained a $300,000 six month credit facility from The Mezzanine Financial Fund, L.P. ("Mezzanine"), a limited partnership of which Messrs. Pearlman and Lawi are officers, directors and principal stockholders of the general partner. Walter M. Craig, Jr., a director of the Company, is also an officer and director of the general partner of Mezzanine.
In addition, Messrs. Pearlman and Lawi are executive officers, directors and principal stockholders of Helm Resources, Inc. ("Helm"), which presently owns approximately 9% of the limited partnership interests of Mezzanine. Mr. Craig is an officer and director of Helm. Outstanding amounts of principal under the facility were charged interest at 2% per month. As consideration for Mezzanine's entering into the facility, it received 1,050 Class B Warrants for every $100,000, or part thereof, of the average loan balance outstanding during each month. The Company issued 10,991 of such warrants to Mezzanine as a result of amounts that were outstanding under the loan. The Company repaid the loan in December 1994 and in connection therewith issued an additional 5,250 Class B Warrants to Mezzanine, as a prepayment fee. The Company granted Mezzanine certain registration rights with respect to the Class B Warrants it received and the shares of common stock issuable upon exercise thereof.

    From December 1994 through the second quarter of 1995 the Company received total proceeds of $3,025,000 from customers of Gray Seifert in a private placement of units of Variable Rate Senior Subordinated Notes ("Variable Rate Notes") and Common Stock purchase warrants ("Private Placement Warrants") . The purchase price of a unit was equal to the principal amount of the note included therein. The Variable Rate Notes are due on December 31, 2001 and bear interest at a rate of 10% per annum for the first three years and at 3% over the prime rate for the remaining four years, provided, however, that the rate does not fall below 8% or exceed 12% per annum. Mandatory repayment of 10% of the original principal amount will commence at the end of the 4th year, followed by 15% of the original amount at the end of years 5 and 6. The Variable Rate Notes are subordinated to indebtedness of the Company incurred to a bank or other financial institution. For a limited period of time, after the third year of the term, a noteholder will be permitted to convert up to 50% of his note into shares of the Company's Common Stock at a price per share equal to the greater of (i) the then average Market Price per share, as defined, over the last 60 trading days of 1997 or (ii) $3.00. The Company may redeem all or a portion of the Variable Rate Notes at any time after December 31, 1997 at a premium over the principal amount of the notes of 6%, which declines annually at the rate of 2% until January 1, 2001, after which the redemption price will be the principal amount of the notes. For each 10,000 of Variable Notes acquired, each purchaser received 1,355 Private Placement Warrants. Each such warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $3.70 per share and expires on December 31, 2001. The holders of the Private Placement Warrants are entitled to certain registration rights with respect to the shares issuable upon exercise thereof.

    During 1994, and 1995 and to date in 1996, management of Helm has provided various administrative, managerial, financial, legal and accounting services to the Company. The

Company paid Helm $116,000 and $310,000 for such services rendered in 1994 and 1995, respectively, and has paid Helm $121,000 for such services through June 30, 1996.

    In April 1995, the Company's Board of Directors authorized a stock purchase plan, which permitted certain of the Company's employees, officers, directors and consultants (and to a limited extent members of their immediate family) to purchase units ("Units") in a private placement. Each Unit consisted of the following: (i) 1.05 shares of Common Stock; (ii) 1.05 Common Stock purchase warrants, each entitling the holder, at any time on or after August 1, 1996 (the "Initial Exercise Date"), to purchase one share of Common Stock at a price of $19.05 per share and expiring on December 31, 2000 (a "$19.05 Warrant"); and
(iii) 1.05 Common Stock purchase warrants, each entitling the holder, at any time on or after the Initial Exercise Date, to purchase one share of Common Stock at a price of $28.57 per share and also expiring on December 31, 2000 (a "$28.57 Warrant") (collectively, the $19.05 Warrants and the $28.57 Warrants are referred to as the "Warrants"). The Warrants are redeemable by the Company (at a price of $.024 per Warrant) at any time after the closing sales price of the Common Stock (as reported by the principal securities exchange on which the Common Stock is traded) has been at least 125% of the then effective exercise price of the Warrants (currently $23.81 for the $19.05 Warrants and $35.71 for the $28.57 Warrants) for a period of 20 consecutive business days during a period that the shares issuable upon exercise of the Warrants have been registered for sale under the Securities Act of 1933. The purchase price of each Unit was $4.00. Purchasers of Units are entitled to certain registration rights with respect to the securities comprising the Units.

    Pursuant to the plan, participants were permitted to acquire Units by paying 5% of the total price upon purchase, and delivering a promissory note (a "Note") for the remaining 95% of the price. Each Note provides for the annual payment of 5% of the total purchase price, commencing in 1996, with a balloon payment of the remaining unpaid principal amount of the Note (i.e. 50% of the total purchase price) payable on a specified date in 2005 (the "Maturity Date"). Interest accrues on each Note at a rate of 6% per annum, which is payable on the last day of each year throughout the term of the Note, with all remaining accrued and unpaid interest due on the Maturity Date. 95% of the Units that each participant acquired under the plan were pledged to the Company as security for such participant's Note. Such Units may be released to the participant as the Note is paid under certain circumstances. Participants are permitted to make payments under their Notes by delivering shares of Common Stock that they own, including pledged shares, which are credited against amounts owed under their Notes at the fair market value thereof.

    Messrs. Pearlman, Fox, Lawi, Craig, Bishop, Baruc, Murphy, Low and Epps purchased 73,333, 25,000, 11,667, 10,000, 25,000, 25,000, 12,500, 12,500 and
10,000 Units pursuant to such plan, respectively. Mr. Lawi's son and daughter each purchased 12,500 Units.

    In June 1995 the Company and A Pix entered into a credit facility (the "Facility") with Atlantic Bank of New York (the "Bank") providing for revolving loans totaling up to $2,500,000. Mr. Pearlman and Mezzanine are contingently liable to pay outstanding amounts under the

Facility up to $300,000 in the aggregate. In consideration of its financial accommodation, Mezzanine is entitled to receive 7,875 Class B Warrants for every year that its accommodation is in effect and $500 per month during the term of the accommodation and during which amounts are outstanding under the Facility. The Company and A Pix are obligated to repay any sums that Mezzanine may be required to pay to the Bank, and in order to secure this obligation, the Company and A Pix have granted Mezzanine a security interest in substantially all of their assets, which is subordinated to the Bank's security interest.

    In September 1995 the Company extended an offer to its officers, directors and certain consultants pursuant to which they could exercise any of the Company's Class A Warrants then owned by them by borrowing the then exercise price of $3.30 per share from the Company (such exercise price has not been adjusted to reflect the Stock Dividend). Outstanding amounts of principal of such loans bear interest at 6.2% per annum. Payment of principal and interest is due on December 31, 2000, or if earlier, on the date the shares purchased upon exercise (the "Underlying Shares") are sold. The loans are secured by a security interest in the Underlying Shares. In the event of non-payment, the Company's recourse is limited to exercising its rights with respect to such security interest. Messrs. Pearlman, Fox and Lawi exercised, 102,780, 23,979 and 24,651 Class A Warrants, respectively, pursuant to the Company's offer.

    In May 1996, the Company sold a Unit of the Company's securities to Martin
D. Payson's IRA in a private placement. The Unit consisted of the following: a $250,000 principal amount 10% Convertible Subordinated Note of the Company due June 30, 2003 (a "Note"), which is convertible into shares of Common Stock at a price of $4.50 per share; and warrants ("Warrants") to purchase 25,000 shares of Common Stock at an exercise price of $6.00 per share, expiring on June 30, 2003. Mr. Payson's IRA paid $237,500 for the Unit. Mr. Payson became a director of the Company on June 25, 1996. In July 1996, the Company sold a total of four Units to customers of Gray Seifert in the same private placement for an aggregate purchase price of $1,000,000.

    In June 1996, the Company's Board of Directors authorized the merger of A Pix Entertainment, Inc. ("A Pix") into the Company. The Company owns 90.5% of the capital stock of A Pix, the balance is held by Robert Baruc, the President of A Pix and an Executive Vice President and Director of the Company. Pursuant to the terms of the merger, Mr. Baruc will receive 200,000 shares of Common Stock in exchange for his A Pix interest. The valuation is based upon the recent growth and profitability of A Pix. The Company plans to complete the merger as soon as practicable.

    Also in June 1996, the Company entered into an agreement with Strategic Growth, Inc. ("Strategic Growth"), an investor relations firm, pursuant to which the Company retained Strategic Growth to provide investor relations services to the Company. The term of the Agreement is for one year, commencing on June 4, 1996. In consideration of Strategic Growth's services the Company will pay Strategic Growth a monthly retainer of $8,000. In addition the Company is obligated to issue to Strategic Growth 300,000 common stock purchase options. Each option entitles the holder to purchase one share of Common Stock at a price of $3.875, which was the market price as of the date of the Agreement. The options will have a term of five years. The Company is also obligated to issue an additional one hundred thousand options to Strategic Growth which will expire within one year unless all of the Company's Class B Warrants have been exercised prior to that time. If all the Class B Warrants are exercised during the one year period, the 100,000 options will have the same term as the other 300,000 options.

    The Class B Warrants currently have an exercise price of $4.28 per share.
In order for the Company to redeem the Class B Warrants, the closing high bid price of the Common Stock on each of 20 consecutive trading days (or such lesser number of days with the consent of the underwriter from the Company's initial public offering, but not less than 10 consecutive trading days) ending on the third business day prior to the date on which notice of redemption is given must have been at least $5.71 per share.

    The shares issuable upon exercise of the options issued to Strategic Growth will have certain registration rights.

                  AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN

    In 1993, the Company adopted the 1993 Stock Option Plan (the "Plan"). The purpose of the Plan is to promote the interests of the Company and its stockholders by helping the Company and its subsidiaries attract, retain, motivate, and reward key employees and consultants, including officers and directors of the Company.

    Under the Plan, the Company may grant to eligible individuals stock options to purchase the Company's Common Stock. Both non-qualified options ("Non-Qualified Options") and options intended to qualify as "Incentive" stock options ("Qualified Options") under Section 422 of the Internal Revenue Code (the "Code") may be granted under the Plan (collectively, Non-Qualified and Qualified Options are referred to as "Options"). Officers, directors, and employees of, and consultants to, the Company (or a subsidiary thereof, within the meaning of Section 424 (f) of the Code), are eligible to receive Options under the Plan. The Company has approximately 61 employees, as well as three non-employee directors. The Company also currently has two consultants who would be considered for grants under the Plan.

    The Plan is administered by either the Company's Board of Directors or the Stock Option Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Board or the Committee has the authority to determine the individuals to whom Options are to be granted, the time or times Options are to be granted, the number of shares to be covered by each Option and the terms and provisions of each Option, including the vesting thereof. An aggregate of 367,500 shares of Common Stock is currently reserved for issuance under the Plan.

    Under the Plan, the exercise price of Options shall be no less than the fair market value of the Common Stock on the date of grant. However, at no time may the exercise price of a Qualified Option granted to an individual (a "Principal Stockholder") owning more than 10% of the total combined voting power of all classes of stock of the Company, or any of its subsidiaries or of a parent, be less than 110% of the fair market value of the shares of Common Stock on the date of grant. Options may be granted for terms not exceeding ten years from the date of grant, except for Qualified Options which are granted to Principal Stockholders which may be granted for terms not exceeding five years from the date of grant. No Qualified Options may be granted after April 23, 2003.

    In the event of any merger, reorganization, consolidation, recapitalization, dividend (other that a cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment will be made in the aggregate number of shares reserved for issuance under the Plan and in the number and exercise price of Shares subject to outstanding Options granted under the Plan as may be determined to be appropriate in order to prevent dilution or enlargement of rights.

    The grant of an option, whether it is a Qualified Option or a Non-Qualified Option, has no tax effect on the Company or on the optionee.

    An optionee will not realize taxable compensation income as a result of the exercise of a Qualified Option if the optionee holds the shares acquired until at least one year after exercise or, if later, until two years after the date of grant of the option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is treated as an adjustment to income for purposes of the alternative minimum tax. If an optionee acquires stock through the exercise of a Qualified Option under the Plan and subsequently sells the stock after holding the stock for the period described above, the excess of the sale price of the stock over the option exercise price will be taxed as capital gain. The gain will not be treated as compensation income except when the holding period requirements discussed above are not satisfied. A Qualified Option does not entitle the Company to an income tax deduction except to the extent that an optionee realizes compensation income.

    When an optionee exercises a Non-Qualified Option, the optionee will realize taxable compensation income at that time equal to the excess of the fair market value of the stock on the date of exercise over the option price. An optionee will generally have a basis in stock acquired through the exercise of a Non-Qualified Option under the Plan equal to the fair market value of the stock on the date of exercise. If the optionee subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as long-term or short-term capital gain, depending on the holding period of the stock. Any compensation income realized by an optionee upon exercise of a Non-Qualified Option will be allowable to the Company as a deduction at the time it is realized by the optionee.

    The Company has granted Options to purchase a total of 425,071 shares of Common Stock under the Plan at exercise prices ranging from $2.86 per share to $5.00 per share. Of such options: Options to purchase 52,500 shares at an exercise price of $2.86 per share and expiring in August 2003 were granted to Robert Baruc, a Director and an Executive Vice President of the Company; Options to purchase 78,750 shares of Common Stock were granted to Robert Miller, Executive Vice President of Sales of the North American Division, at an exercise price of $4.29 per share and expiring on June 30, 2001; Options to purchase 50,000 shares of Common Stock were granted to Martin D. Payson, a Director of the Company, at an exercise price of $4.00 per share and expiring on June 5, 2006; Options to purchase 40,425 shares of Common Stock were granted to Lise Romanoff, formerly Senior Vice President of International Co-Production and Development for the Company's Unapix International Division, 26,250 of which have an exercise price of $2.86 per share, 13,125 of which have an exercise price of $3.93 per share, 1,050 of which have an exercise price of $5.00 per share, and all of which expire on December 31, 1996; Options to purchase 43,050 shares of Common Stock were granted to Steven Low, the Company's Chief Accounting Officer, of which 26,250 have an exercise price of $2.86 per share and expire on June 30, 1999 ("June 1999 Options"), Options to purchase 15,750 shares have an exercise price of $2.86 per share and expire in 2003 and 2004, and 1,050 Options have an exercise price of $5.00 per share and expire on December 31, 2000 ("December 2000 Options"); and Options to purchase a total of 160,346 shares of Common Stock were granted to other employees of the Company, 97,809 of which were June 1999 Options, 15,750 of which were Options having an exercise price of $3.93 per share and expiring on December 31, 1999 ("December 1999 Options"), 21,787 of which were December 2000 Options, and 25,000 of which have an exercise price of $4.00 per share and expire on June 30, 2001 (the "June 2001 Options").

    The June 1999 Options are exercisable on January 1,1999 and the December 1999 Options are exercisable on July 1, 1999. All such options may be exercised at an earlier date upon the attainment of certain earnings or sales goals. All of the December 2000 Options are currently exercisable. The June 2001 Options and Mr. Payson's Options become exercisable in three equal consecutive annual increments, subject to the holder's continuing to provide services to the Company.

    Currently, all of Mr. Baruc's, Ms. Romanoff's and Mr. Miller's Options and 38,172 and 16,666 of Messrs. Low's and Payson's Options, respectively, are exercisable. An additional 117,652 of the Options held by other employees are also exercisable.

    The grant of 57,571 of Mr. Miller's Options are subject to the approval of the amendment to the Plan proposed hereby.

    The closing sales price of the Company's Common Stock, as reported by the American Stock Exchange, on August 2, 1996, was $4.125.

    The Board of Directors has adopted an amendment to the Plan, subject to stockholder approval at the meeting, increasing the number of shares authorized to be issued upon exercise of Options granted under the Plan from 367,500 to 600,000 shares.

    The approval of the proposal to amend the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock A, voting together as a single class, present in person or represented by proxy and entitled to vote at the Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS ADOPTION, APPROVAL AND RATIFICATION OF THE AMENDMENT BY THE STOCKHOLDERS AT THE MEETING.

                               VOTING ON THE PROPOSALS

    With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. With respect to the proposal to amend the Plan, abstentions may be specified and will be counted as present for purposes of the item on which the abstention is noted. Accordingly, since the amendment to the Plan requires the approval of a majority of the outstanding voting shares, present in person or represented by proxy at the Meeting and entitled to vote, abstentions will have the effect of a negative vote. Broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will have no effect on the outcome of the election of director or the proposal to amend the Plan.

                              PROPOSALS BY STOCKHOLDERS

    Proposals that stockholders wish to include in the Company's proxy statement and form of proxy for presentation at the next Annual Meeting of Shareholders must be received by the Company at 200 Madison Avenue, New York, New York 10016, Attention David S. Lawi, prior to April 12, 1997.

                                 INDEPENDENT AUDITORS

    The Board of Directors has selected Richard A. Eisner & Company, LLP ("Richard Eisner & Co.") as independent auditors for the Company for the year ending December 31, 1996. Richard Eisner & Co. have served as independent auditors for the Company since 1994. The Company has been advised that representatives of Richard Eisner & Co. will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    In November 1994, The Company changed its independent accounting firm, from Shulman, Jacobson & Co., which audited the Company's financial statements for the year ended December 31, 1993, to Richard Eisner & Co. The report of the Company's former auditors on its financial statements for 1993 contained no adverse opinions or disclaimers of opinions and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during 1993 there were no disagreements with the auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of the accountants would have caused them to make reference in connection with their reports to the subject matter of the disagreement.

                                    MISCELLANEOUS

    The Board of Directors knows of no other matters that are to be brought before the meeting. However, if any other matters do come before the meeting, the persons named on the enclosed form of proxy or their substitutes will vote in accordance with their judgement on those matters.

    The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this proxy statement, will be borne by the Company. The solicitation will be made by mail and may also be made by officers or regular employees of the Company personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

New York, New York
August 9, 1996

                              UNAPIX ENTERTAINMENT, INC.

                                1993 STOCK OPTION PLAN



SECTION 1.  PURPOSE; DEFINITIONS.

         1.1 PURPOSE. The purpose of the Unapix Entertainment, Inc. (the "Company") 1993 Stock Option Plan (the "Plan") is to enable the Company to offer to its key employees, officers, directors and consultants whose past, present and/or potential contributions to the Company have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company.

         1.2 DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

              (a) "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.

              (b)  "Board" means the Board of Directors of the Company.

              (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated thereunder.

              (d) "Committee" means the Stock Option Committee of the Board or any other committee of the Board which the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to "Committee" shall mean the Board.

              (e) "Common Stock" means the Common Stock of the Company, par value $.01 per share.

              (f) "Company" means Unapix Entertainment, Inc., a corporation organized under the laws of the State of Delaware.

              (g) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

              (h)  "Effective Date" means the date set forth in Section 7.

              (i) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange, quoted on the NASDAQ National Market System or quoted on the NASDAQ Small Cap Market, the last sale price of the Common Stock on the last preceding day on which the Common Stock was traded, as reported by the exchange or NASDAQ, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System or NASDAQ Small Cap Market, but is traded in the over-the-counter market, the average of the high bid and low asked prices for the Common Stock on the last preceding day for which such quotations are reported by a service providing such quotations (e.g., National Quotation Bureau, Inc.); and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

              (j) "Family Group Member" shall mean the spouse, sibling or lineal descendant of the Holder or a trust established for any such person.

              (k) "Holder" means a person who has received an award under the Plan.

              (l) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

              (m) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

              (n) "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65.

              (o) "Parent" means any present or future parent corporation of the Company, as such term is defined in Section 424(e) of the Code.

              (p) "Plan" means the Unapix Entertainment, Inc. 1993 Stock Option Plan, as hereinafter amended from time to time.

              (q) "Stock" means the Common Stock of the Company, par value $.01 per share.

              (r) "Stock Option" or "Option" means any option to purchase shares of Stock which is granted pursuant to the Plan.

              (s) "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.


SECTION 2.  ADMINISTRATION.

         2.1 COMMITTEE MEMBERSHIP. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. It is the intent of the Board that the Plan qualify under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. To that end, unless otherwise determined by the Board, each committee member shall be a disinterested person (i.e., a director who is not, during the one year prior to service as an administrator of the plan, or during such service, granted or awarded equity securities of the Company pursuant to the Plan or any other plan of the Company or its affiliates as provided by Rule 16b-3).

         2.2 POWERS OF COMMITTEE. The Committee shall have full authority, subject to Section 4.1 hereof, to grant Stock Options pursuant to the terms of the Plan. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

              (a) to select the officers, key employees, directors and consultants of the Company or any Subsidiary to whom Stock Options may from time to time be granted hereunder;

              (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder (including, but not limited to, number of shares, share price, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

              (c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

              (d) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Stock;

              (e) to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred which may be either automatic or at the election of the Holder; and

              (f) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms.


         2.3  INTERPRETATION OF PLAN.

              (a) COMMITTEE AUTHORITY. Subject to Section 6 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

              (b) INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.


SECTION 3.  STOCK SUBJECT TO PLAN.

         3.1 NUMBER OF SHARES. The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 600,000 shares. Shares of Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been optioned cease to be subject to a Stock Option granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Only net shares issued upon a stock-for-stock exercise (including stock used for withholding taxes) shall be counted against the number of shares available under the Plan.

         3.2 ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and exercise price of shares subject to outstanding Options granted under the Plan as may be determined to be appropriate by the Committee in order to prevent dilution or enlargement of rights, provided that the number of shares subject to any award shall always be a whole number.


SECTION 4.  ELIGIBILITY.

         4.1 GENERAL. Awards may be made or granted to key employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

         4.2 GRANT OF OPTIONS TO OFFICERS AND DIRECTORS. The granting of options to officers and directors of the Company shall be determined by a committee of two or more directors, of which all members shall be disinterested persons, as described in Section 2.1 hereof.


SECTION 5.  STOCK OPTIONS.

         5.1. GRANT AND EXERCISE. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) NonQualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options and may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-Qualified Stock Option. An Incentive Stock Option may only be granted within the ten year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee ("10% Stockholder") who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary.

         5.2. TERMS AND CONDITIONS. Stock Options granted under the Plan shall be subject to the following terms and conditions:

              (a) EXERCISE PRICE. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may be less than 100% of the Fair Market Value of the Stock at the time of grant; provided, however, that the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock at the time of grant (110%, in the case of 10% Holder).

              (b)  OPTION TERM.  Subject to the limitations contained in
Section 5.1, the term of each Stock Option shall be fixed by the Committee.

              (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

              (d) METHOD OF EXERCISE. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Agreement, in shares of Stock or, partly in cash and partly in such Stock, or such other means which the Committee determines are consistent with the Plan's purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Stock shall be valued at the Fair Market Value of a share of Stock on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. A Holder shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

              (e) TRANSFERABILITY. No Stock Option shall be transferable by the Holder, otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder's lifetime, only by the Holder; provided however that, notwithstanding anything to the contrary contained herein, the Committee may in its sole discretion allow a Non-Incentive Stock Option to be transferred to a Family Group Member.

              (f) TERMINATION BY REASON OF DEATH. If a Holder's employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

              (g) TERMINATION BY REASON OF DISABILITY. If a Holder's employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the Holder for a period of one year (or such other lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

              (h) OTHER TERMINATION. Subject to the provisions of Section 8 below and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such are Holder's employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder's employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option which has vested on the date of the termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option's term.

              (i) ADDITIONAL INCENTIVE STOCK OPTION LIMITATION. In the case of an Incentive Stock Option, the amount of aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiary) shall not exceed $100,000.

              (j) BUYOUT AND SETTLEMENT PROVISIONS. The Committee may at any time offer to buy out a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

              (k) STOCK OPTION AGREEMENT. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder.

              (l) HOLDING PERIOD. All shares of Stock received by a Holder upon exercise of an Option granted hereunder shall be non-transferable by the Holder until at least six months has elapsed from the date of the granting of such Option.


SECTION 6.  AMENDMENTS AND TERMINATION.

         The Board (but not the Committee) may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuance shall be made which would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without his consent.


SECTION 7.  TERM OF PLAN.

         7.1  EFFECTIVE DATE.  The Plan shall be effective as of  April 23,
1993 ("Effective Date"), subject to the approval of the Plan by the stockholders of the Company within one year after the Effective Date. Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company's stockholders. If the Plan shall not be so approved, all awards granted thereunder shall be of no effect and any Stock received by a Holder upon the exercise of an award shall be deemed forfeited and the Holder shall return the Stock to the Company.

         7.2 TERMINATION DATE. Unless terminated by the Board, this Plan shall continue to remain effective until such time no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may only be made during the ten year period following the Effective Date.


SECTION 8.  GENERAL PROVISIONS.

          8.1 WRITTEN AGREEMENTS. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 60 days after the Agreement has been delivered to the Holder for his or her execution.

         8.2 UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

         8.3  EMPLOYEES.

              (a) ENGAGING IN COMPETITION WITH THE COMPANY. In the event an employee Holder terminates his employment with the Company or a Subsidiary for any reason whatsoever, and within eighteen (18) months after the date thereof accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award which was realized or obtained (measured at the date of exercise) by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

              (b) TERMINATION FOR CAUSE. The Committee may, in the event an employee is terminated for cause, annul any award granted under this Plan to such employee and in such event the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award which was realized or obtained (measured at the date of exercise) by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

              (c) NO RIGHT OF EMPLOYMENT. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

         8.4 INVESTMENT REPRESENTATIONS. The Committee may require each person acquiring shares of Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.

         8.5 ADDITIONAL INCENTIVE ARRANGEMENTS. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

         8.6 WITHHOLDING TAXES. Not later than the date as of which an amount first becomes includible in the gross income of the Holder for Federal income tax purposes with respect to any option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

         8.7 GOVERNING LAW. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

         8.8 OTHER BENEFIT PLANS. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

         8.9 NON-TRANSFERABILITY. Except as otherwise expressly provided in the Plan, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

         8.10 APPLICABLE LAWS. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Stock may be listed.

         8.11 CONFLICTS. If any of the terms or provisions of the Plan conflict with the requirements of with respect to Incentive Stock Options,
Section 422A of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Section 422A of the Code. Additionally, if this Plan does not contain any provision required to be included herein under Section 422A of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

         8.12 NON-REGISTERED STOCK. The shares of Stock being distributed under this Plan have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Stock on a national securities exchange.

                              UNAPIX ENTERTAINMENT, INC.

                                    FORM OF PROXY


    The undersigned hereby appoints HERBERT M. PEARLMAN, DAVID M. FOX and DAVID
S. LAWI, and each of them with full power of substitution, proxies to vote all shares of common stock or preferred stock of Unapix Entertainment, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders on September 12, 1996 and at any adjournment thereof on the items of business set forth on the reverse and on such other business as may properly come before the meeting.

                            (TO BE SIGNED ON REVERSE SIDE)

- -----  PLEASE MARK YOUR                     NOMINEES:
  X    VOTES AS IN THIS                     Herbert M. Pearlman
- -----  EXAMPLE.                             David S. Lawi
                                            Martin D. Payson

                   FOR       WITHHOLD
                             AUTHORITY

1.  ELECTION of    -----     -----
    all nominees
    as directors   -----     -----
    until their
    successors shall be
    duly elected.

TO WITHOLD AUTHORITY TO VOTE FOR ANY
SPECIFIC NOMINEE(S), PRINT NAME(S), BELOW

________________________________________

2.  PROPOSAL to approve, adopt and ratify
    an amendment to the Company's 1993
    Stock Option Plan.

    FOR       AGAINST        ABSTAIN

    -----     -----          -----

    -----     -----          -----

    This proxy is solicited on behalf of the Board of Directors. If the undersigned fails to specify how the proxy is to be voted, it will be voted FOR the election of the Nominees and FOR the Proposals.

_________________________(L.S.)_________________________(L.S.) DATE________1996
 SIGNATURE OF STOCKHOLDER      SIGNATURE OF STOCKHOLDER

NOTE: (Please sign your name exactly as it appears on the proxy. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give full title as such. Each joint owner should sign the proxy).